Exhibit 1.1

Wayfair Inc.

Class A Common Stock (par value $0.001 per share)

Underwriting Agreement

[•], 2014

Goldman, Sachs & Co.

As representative of the several Underwriters

named in Schedule I hereto,

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Wayfair Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions in this underwriting agreement (the “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of                     shares of Class A Common Stock, par value $[0.001] per share (the “Class A Common Stock”), of the Company, and the stockholders of the Company named in Schedule IV hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell, severally and not jointly, to the Underwriters an aggregate of                     shares of Class A Common Stock of the Company and, at the election of the Underwriters, up to                    additional shares of Class A Common Stock of the Company.  The aggregate of                     shares of Class A Common Stock to be sold by the Company and the Selling Stockholders is herein called the “Firm Shares” and the aggregate of up to                     additional shares of Class A Common Stock to be sold by the Company and the Selling Stockholders at the election of the Underwriters is herein called the “Optional Shares”.  The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

In connection with the offering contemplated by this Agreement, the Company was formed as part of an internal restructuring (the “Reorganization”) of Wayfair LLC, a Delaware limited liability company, and is now a holding company with no material liabilities other than in connection with the Reorganization or material assets other than 100% of the equity interests of Wayfair LLC. The Reorganization is described in more detail in the Pricing Prospectus under the section titled “Organizational Structure.” For purposes of this Agreement, Wayfair LLC shall be deemed a subsidiary of the Company.

1. (a)  The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)                         A registration statement on Form S-1 (File No. 333-198171) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, and any confidential treatment requests filed pursuant to Rule 406 under the Act, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in Amendment No. 1 to the Registration Statement is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”); any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(ii)                      No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. (the “Representative”) expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iii)  For the purposes of this Agreement, the “Applicable Time” is [    :       ].m. (Eastern Time) on the date of this Agreement.  The Pricing Prospectus, as supplemented by (A) each Issuer Free Writing Prospectus and any other documents listed on Schedule III(a) hereto and (B) the pricing information set forth on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, and each Section 5(d) Writing listed on Schedule III(d) hereto, each as supplemented by and taken together with the Pricing Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in an Issuer Free Writing Prospectus or Section 5(d) Writing in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(iv)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

(v)                     Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of (A) transactions in connection with the Reorganization, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Prospectus, or (C) the grant of any shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus (collectively, the “Company Incentive Plans”)) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(vi)                  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (B) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, taken as a whole;

(vii)               The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified or in good standing in any such jurisdiction; and each subsidiary of the Company has been duly organized and is validly existing as a business entity in good standing under the laws of its jurisdiction of incorporation or formation;

(viii)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the outstanding shares of capital stock of the Company, including the Shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description of the Common Stock contained in the Pricing Prospectus and that will be contained in the Prospectus; and all of the outstanding shares of capital stock or membership interests, as applicable, of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and  are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(ix)                  The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Class A Common Stock contained in the Pricing Prospectus and Prospectus and the issuance of such Shares will not be subject to any preemptive rights;

(x)                     The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation by the Company of the transactions herein contemplated (a) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) will not violate (1) the provisions of the Certificate of Incorporation or By-laws of the Company or similar organizational documents of any of its subsidiaries or (2) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (a) or (b)(2) above, for conflicts, breaches or violations that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xi)                  Neither the Company nor any of its subsidiaries is in violation of (A) its Certificate of Incorporation or By-laws or similar organizational documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (B) for such defaults as would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(xii)               The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Class A Common Stock and under the captions “Underwriting,” “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of Class A Common Stock”, and in Item 14 of Part II of the Registration Statement, in each case insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(xiii)            Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(xiv)           The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xv)              Each of the items of financial information indicated in Annex II(a) is recorded on or computed from the Company’s general ledger or other accounting books and records and true and correct in all material respects and each of the items of financial information indicated in Annex II(b) is computed from records of the Company that it reasonably and in good faith believes are reliable and accurate, and, in each case, such items agree with the sources from which they were derived;

(xvi) At the time of filing the Initial Registration Statement the Company was not, and is not, an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)        Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder;

(xviii)                 The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(xvix)                Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(xx)  The historical financial statements of the Company included in any Preliminary Prospectus, the Pricing Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Selected Consolidated Financial” in any Preliminary Prospectus, the Pricing Prospectus and Registration Statement, fairly present in all material respects, on the basis stated in any Preliminary Prospectus, the Pricing Prospectus and the Registration Statement, the information included therein;

(xxi)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxii)        There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or to have such securities otherwise registered by the Company under the Act, except as described in the Registration Statement or the Pricing Prospectus;

(xxiii)     Except as described in the Pricing Prospectus or except where the failure of any of the following representations to be true would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) the Company and its subsidiaries own or possess, or can acquire on commercially reasonable terms, all rights to patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, including (trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary to, or used in connection with, the conduct of their business as currently conducted and in the manner set forth in the Pricing Prospectus (collectively, the “Company Intellectual Property”); (ii) to the Company’s knowledge, none of the Company Intellectual Property owned by the Company or its subsidiaries is invalid or unenforceable and neither the Company nor any of its subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability thereof from any third party or governmental authority and the Company and its subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them for the conduct of their business as currently conducted and in the manner set forth in the Pricing Prospectus; (iii) the Company and its subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Pricing Prospectus which is not so described; and (v) and neither the Company nor any of its subsidiaries has received any notice of a claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its subsidiaries;

(xxiv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Prospectus;

(xxv)       The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Pricing Prospectus;

(xxvi)    The statistical and market-related data contained in the Pricing Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived;

(xxvii)             Except as described in the Pricing Prospectus, the Company and its subsidiaries are in compliance with, and conduct their respective businesses in conformity with, all applicable federal, state and local laws and regulations, except where the failure to so comply or conform would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(xxviii)          Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any of its subsidiaries, including, without limitation, any director, officer, agent or employee of the Company or any of its subsidiaries, has, while acting on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) taken any action that would result in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the Bribery Act of 2010 of the United Kingdom; and the Company has instituted and maintains policies and procedures reasonably designed to ensure compliance therewith in all material respects;

(xxix)    None of the Company, any of its subsidiaries or, to the Company’s knowledge, any director, officer, agent, affiliate or employee of the Company or any of its subsidiaries is currently subject to or the target of any sanctions administered or enforced by the U.S. government including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or other relevant sanctions authority (collectively “Sanctions”), nor is the Company or any of its subsidiaries organized in or a resident of a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds from the sale of the Shares by the Company, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of (i) financing the activities of or business with any person, or in any country or territory, that, at the time of such financing, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions;

(xxx)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxi) The Company and its subsidiaries have complied, and are presently in compliance, with their privacy policies, their other third-party obligations and all applicable laws and regulations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personally identifiable information except where the failure to so comply would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(xxxii) No material labor dispute with the employees of the Company exists, or to the knowledge of the Company, is imminent;

(xxxiii) Since the date as of which information is given in the Pricing Prospectus and the Prospectus and except as described in the Pricing Prospectus and the Prospectus, the Company has not (i) issued or granted any securities, other than the issuance of shares of Common Stock upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities or the grant of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company Incentive Plans, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business; (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock;

(xxxiv)  The Company and each of its subsidiaries (i) is in compliance with all, and has not violated any, laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional or local authority, relating to the protection of human health or safety, the environment, or natural resources, or to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses and (ii) has not received notice of any actual or alleged violation of Environmental Laws or of any potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where the failure to comply with such Environmental Laws would not, in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. There are (A) no proceedings that are pending, or known to be contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (C) neither the Company nor any of its subsidiaries anticipates incurring material capital expenditures relating to Environmental Laws;

(xxxv) The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any of its directors or executive officers;

(xxxvi) Except as described in the Pricing Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Pricing Prospectus and the Prospectus which is not so described;

(xxxvii) Except as described in the Pricing Prospectus and the Prospectus, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or except as currently being contested in good faith and for which reserves, if required by U.S. GAAP, have been created in the financial statements of the Company) and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which remains unpaid and has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which remains unpaid and could reasonably be expected to be determined adversely to the

Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as whole;

(xxxviii) (A) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) for each Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has, or could reasonably be expected to have, a material adverse effect on the Company and its subsidiaries, taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan in the ordinary course without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year;

(xxxix) There are no contracts or other documents of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required. Each description of a contract, document or other agreement in the Registration Statement, the Pricing Prospectus and the Prospectus accurately reflects in all material respects the terms of the contract, document or other agreement;

(xl) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xli) The Company has not taken any action that may be considered to be a “road show” (as defined in Rule 433(h)(4) of the Securities Act) at any time prior to the date that is 21 days after the date by which the Company has publicly filed on the Commission’s Electronic Data Gathering Analysis Retrieval System (or any successor to such system) (“EDGAR”), any confidential submitted registration statement, all amendments thereto as well as any correspondence with the staff of the Commission related thereto; and

(xlii) This Agreement has been duly authorized, executed and delivered by the Company.

(b)  Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)                         Except for the registration under the Act of the Shares and such consents, approvals, authorizations and orders as may be required under any state securities, Blue Sky or antifraud laws, or FINRA in connection with the purchase and distribution of the Shares by the Underwriters, all consents, approvals, authorizations, registrations, qualifications and orders necessary for the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, and required for the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement in connection with the Shares to be sold by such Selling Stockholder hereunder have been obtained, except for such consents, approvals, authorizations and orders as would not reasonably be expected to impair the consummation of such Selling Stockholder’s obligations hereunder; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the

Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder.

(ii)                      The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of such Selling Stockholder if such Selling Stockholder is a corporation, or the Partnership Agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the Limited Liability Company Agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or (C) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or the property of such Selling Stockholder, except in the case of clause (A) or (C), as would not reasonably be expected to impair the consummation of such Selling Stockholder’s obligations hereunder;

(iii)                   Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and upon, delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(iv)                  Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Underwriters, a lock-up agreement in the form attached as Exhibit A hereto;

(v)                     Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(vi)  Only to the extent any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, the Registration Statement and the Preliminary Prospectus does, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) it being acknowledged and agreed that the only written information provided by such Selling Stockholder consists of (a) the legal name, address and the number of shares of Class A Common Stock owned by such Selling Stockholder before and after the offering and (b) the information set forth in his or her or its responses to the Selling Stockholder questionnaire submitted to the Company in connection with public offering of the Shares (the “Selling Stockholder Information”);

(viii)            Certificates in negotiable form or book entry security entitlements representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the Company, as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule IV hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement in accordance with the Power of Attorney;

(ix)                  The Shares represented by the certificates or in book entry form held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable, except in the case of the Custody Agreement, as set forth therein; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, limited liability company or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, certificates representing the Shares to be sold by such Selling Stockholder hereunder shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event; and

(x) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries to sell its Shares pursuant to this Agreement.

2.                          Subject to the terms and conditions herein set forth, the Company agrees to issue and sell and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule IV hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and the Company and each of the Selling Stockholders, as and to the extent indicated in Schedule IV hereto agree, severally and not jointly, agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and the Selling Stockholders, as and to the extent indicated in Schedule IV hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Stockholder as set forth in Schedule IV hereto.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorneys-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                          Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                          (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to the Representative, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company and the Custodian for each of the Selling Stockholders, as their interests may appear, to the Representative at least forty-eight hours in advance.  The Company and the Selling Stockholders will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [•], 2014 or such other time and date as the Representative, the Company and the Attorneys-in-Fact may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representative, the Company and the Attorneys-in-Fact may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                          The Company agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                                             Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation for doing business in any jurisdiction;

(c)                                              Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement, or such other time and date as the Representative, the Company and the Attorneys-in-Fact may agree upon in writing, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                             To make generally available to its stockholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                                  (i) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-up Period”) not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or, other than a registration statement on Form S-8, file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive,

Class A Common Stock or any such substantially similar securities or publicly disclose the intention to make any offer, sale, pledge or disposition, or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Class A Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to (I) the Shares to be sold hereunder by the Company, (II) the issuance by the Company of shares of Common Stock upon the exercise of any options outstanding as of the date hereof if the holder of such options is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary and if such option was issued pursuant to a Company Incentive Plan and would otherwise expire by its terms during the Company Lock-Up Period in connection with the cessation of employment or services; provided that any securities received upon such exercise will also be subject to a lock-up letter in the form of Exhibit A, (III) the issuance by the Company of shares of Common Stock upon the conversion of any convertible securities if the holder of such securities is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary; provided that any securities received upon such conversion will be subject to a lock-up letter in the form of Exhibit A, (IV) the issuance by the Company of any shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company Incentive Plans; provided that any securities received upon such issuance will be subject to a lock-up letter in the form of Exhibit A (V) the sale or issuance of or entry into an agreement to sell or issue any securities in connection with the acquisition by the Company or one or more of its subsidiaries, whether through merger or acquisition of securities, businesses, property or other assets of another person or entity (provided that, the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to this clause (V) shall not exceed 5% of the total number of shares of the Company’s capital stock issued and outstanding immediately following the completion of the transaction contemplated herein; and provided further, that each recipient of such securities has signed a lock-up letter in the form of Exhibit A), (VI) any issuance by the Company that is described in the Pricing Prospectus in connection with the Reorganization; provided that any securities received upon such issuance will be subject to a lock-up letter in the form of Exhibit A; and (ii) if the Representative, in its sole discretion, agrees to release or waive the restrictions in the lock-up letters pursuant to Section 1(b)(iv) or Section 8(i) hereof, in each case for an officer or director of the Company, and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver.

(f)                                               For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

(g)                                              During a period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish or make available to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available and upon your request, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed, other than those reports and financial statements that are available through the EDGAR; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), provided that no such additional information shall be required except to the extent the disclosure of additional information would not result in a violation of Regulation FD (without requiring new disclosure to third parties in order to avoid violation of Regulation FD), provided further that the Company may satisfy the requirements of this paragraph by posting any such information on its website;

(h)                                             To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement substantially in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                                                 To use its best efforts to list the Shares on the New York Stock Exchange;

(j)                                                To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k)                                             If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(b) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l)                                                 Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(m)                                         To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the Lock-Up Period referred to in Section 5(e) hereof.

6.                                                  (a)         The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior written consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II(a) hereto;

(b)                                             The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) communications, other than Section 5(d) Communications with the prior consent of the Representative with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representative that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                                              The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                                 Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and

(e)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein in Items 7 and 11(m) of Form S-1.

7.              Unless otherwise agreed in writing by the Company and the Representative (notwithstanding Section 17 hereof), the Company and each of the Selling Stockholders covenant and agree with one another and with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (iv) the filing fees incident to any required review by the FINRA of the terms of the sale of the Shares and in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including up to a maximum of $40,000 for the fees and disbursements of counsel for the Underwriters in connection therewith; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder and (ii) such Selling Stockholder’s pro rata share of the fees and expenses of the Attorneys-in-Fact and the Custodian and the taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with clause (b)(ii) of the preceding sentence, the Representative agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse the Representative for carrying costs associated with such payment if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated.

It is understood, however, that, except as provided in this Section or otherwise agreed in writing by the Company and the Representative (notwithstanding Section 17 hereof), and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and any travel expenses of the Underwriters and their representatives in connection with the roadshow.

8.              The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)               The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)               Ropes & Gray LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions dated such Time of Delivery in form and substance reasonably satisfactory to you;

(c)                (i) Latham & Watkins LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(ii)  RDJ Solicitors and DLA Piper Australia, each counsel for the Company, shall have each furnished to you their written opinion with respect to Wayfair Stores Limited, an Irish Limited Company, and Wayfair Australia Pty Limited, an Australian proprietary company, respectively, dated such Time of Delivery, in form and substance satisfactory to you;

(iii) The respective counsel for each of the Selling Stockholders, as indicated in Schedule IV hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders who are selling Shares at such Time of Delivery and for whom they are acting as counsel, dated such Time of Delivery in form and substance satisfactory to you;

(d) The Chief Financial Officer of the Company shall have furnished to you a certificate, dated the date hereof and such Time of Delivery, respectively, in form and substance satisfactory to you;

(e)   On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in substantially the forms attached as Annex 1(a) hereto and Annex I(b) hereto;

(f)                 (i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of (A) the issuance of shares of Common Stock upon the exercise of an option or warrant, the settlement of deferred units or restricted stock units or the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement and described in the Pricing Prospectus or (B) the issuance of shares of Common Stock or securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, in each case pursuant to the Company Incentive Plans) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(g)  On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the NASDAQ Global Market; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State or the Commonwealth of Massachusetts authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)               The Shares to be sold at such Time of Delivery shall have been duly listed on the New York Stock Exchange; and

(i)                         The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each member of the Company’s board of directors, each officer of the Company and certain other holders of the Company’s securities as you may request, substantially to the effect set on Exhibit A hereof in form and substance satisfactory to you, and the Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each Selling Stockholder, substantially to the effect set forth on Exhibit A hereof in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)               The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officer[s] of the Company and duly authorized representatives of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and the Company shall have furnished or caused to be furnished to you certificates as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(l) The Selling Stockholders shall have delivered properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

9.                          (a)  The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein.

(b) Each of the Selling Stockholders, severally and not jointly, (i) will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with Selling Stockholder Information furnished in writing to the Company by such Selling Stockholder expressly for use therein; and (ii) will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such actions or claims as such expenses are incurred; provided, however, that the liability of each of the Selling Stockholders pursuant to this Section 9(b) and the indemnity and contribution clauses in Section 9(e) shall not exceed the gross proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to the transactions contemplated hereby.

(c)                  Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each Selling Stockholder, respectively, on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and each Selling Stockholder, respectively, on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and such Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting any other expenses) (the “Net Proceeds”) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Furthermore, in no event shall a Selling Stockholder be required to contribute any amount in excess of the gross proceeds (after deducting underwriting discounts and commissions, but before deducting expenses) received by such Selling Stockholder from the sale of Shares by such Selling Stockholder pursuant to the transactions contemplated hereby.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                       The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10.                   (a)                                             If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your reasonable opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.                   If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by the Representative on behalf of you as the Representative; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule IV hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy to Latham & Watkins LLP, 1000 Winter Street, Suite 3700, Waltham, MA 02451, Attention:  John H. Chory, Esq., facsimile (617) 948-6601; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Room.  Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                   Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                   The Company and each of the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Stockholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or such Selling Stockholder, (iii) no Underwriter assumed an advisory or fiduciary responsibility in favor of the Company or such Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or such Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and such Selling Stockholder have each consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company and each of the Selling Stockholders agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Stockholders, in connection with such transaction or the process leading thereto.

17.                   This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof except as otherwise expressly set forth herein.

18.                   THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT

REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company and each of the Selling Stockholders agree that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to the venue in, such courts.

19.                   The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.  Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

(Remainder of Page Intentionally Left Blank)

Very truly yours,

Wayfair Inc.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Selling Stockholders Named in Schedule IV to this Agreement

By:
Name:

As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule IV to this Agreement

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

On behalf of each of the Underwriters

[Signature page to Underwriting Agreement]

SCHEDULE I

Number of
Optional
Shares to be
Purchased if
	Total Number of	Maximum
	Firm Shares	Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets Inc.
Allen & Company LLC
Pacific Crest Securities LLC
Piper Jaffray & Co.
Wells Fargo Securities, LLC
Canaccord Genuity Inc.
Cowen and Company, LLC
Raymond James & Associates, Inc.
Total

SCHEDULE II

(a)         Issuer Free Writing Prospectuses:

[None]

(b)         Additional Documents Incorporated by Reference:

[None]

SCHEDULE III

(a)  Materials Other Than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

[None]

(b)  Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package:

[None]

(c)  Pricing Information:

Price to public: [•]

Number of Shares to be sold by the Company: [•]

Number of Shares to be sold by Selling Stockholders:  [•]

Option Shares: [•]

(d)  Section 5(d) Writing:

SCHEDULE IV

Number of Optional
	Total Number	Shares to be Sold if
	of Firm Shares	Maximum Option
	to be Sold	Exercised
The Company
The Selling Stockholder(s):
[Name](1)(a)

Total Selling Stockholder Shares:

(a) This Selling Stockholder is represented by Goodwin Procter LLP, 53 State Street Boston, MA 02109, Attention: Michael J. Minahan and has appointed Michael Fleisher, Nicholas Malone and Enrique Colbert, and each of them, as the Attorneys-in-Fact for such Selling Stockholder.

(1)  NTD: To be completed by Goodwin

ANNEX I

Annex I(a)

[Form of letter to be inserted]

Annex I(b)

[Form of letter to be inserted]

ANNEX II

Key Performance Indicators

Annex II(a)

	Years ended December 31,		Six months ended June 30,		% Change December 31,	% Change June 30,
	2012	2013	2013	2014	2012 to 2013	2013 to 2014
	(in thousands, except Average Order Value and LTM Net Revenue Per Active Customer)
Consolidated Financial Metrics
Net Revenue	$601,028	$915,843	$383,208	$574,144	52.4%	49.8%
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$389,290	$673,446	$268,366	$469,534	73.0%	75.0%

Annex II(b)

	Years ended December 31,		Six months ended June 30,		% Change December 31,	% Change June 30,
	2012	2013	2013	2014	2012 to 2013	2013 to 2014
	(in thousands, except Average Order Value and LTM Net Revenue Per Active Customer)
Consolidated Financial Metrics
Adjusted EBITDA	$(12,059)	$(2,928)	$(2,100)	$(37,002)
Free Cash Flow	$(11,035)	$18,643	$(13,275)	$(70,250)
Direct Retail Financial and Operating Metrics
Active Customers	1,299	2,092	1,506	2,635	61.0%	75.0%
LTM Net Revenue Per Active Customer	$300	$322	$313	$332	7.3%	6.1%
Orders Delivered	1,789	3,314	1,258	2,222	85.2%	76.6%
Average Order Value	$218	$204	$213	$211	(6.4)%	(0.9)%

ANNEX III

Form of Press Releases

[Date]

Wayfair Inc. (the “Company”) announced today that Goldman, Sachs & Co., the lead book-running manager in the recent public sale of                  shares of the Company’s Class A Common Stock, is [waiving][releasing] a lock-up restriction with respect to                   shares of the Company’s Class A Common Stock hold by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on                  , 201 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT A

Wayfair LLC

Lock-Up Agreement

               , 2014

Goldman, Sachs & Co.

As representative of the several Underwriters

named in Schedule I to the Underwriting Agreement,

200 West Street

New York, NY 10282

Re:  Wayfair LLC - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”) with Wayfair, LLC, a Delaware limited liability company (the “Company”), and the Selling Stockholders to be named in Schedule II to such agreement, providing for a public offering (the “Offering”) of shares (the “Shares”) of the common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”). For purposes of clarity, Wayfair LLC is currently a Delaware limited liability company but intends to convert into, merge with or otherwise become a Delaware corporation and change its name to Wayfair Inc. in connection with the Offering or to complete an internal reorganization prior to the Offering pursuant to which Wayfair LLC would become a wholly-owned subsidiary of Wayfair Inc. and the holders of equity interests in Wayfair LLC would become stockholders of Wayfair Inc. (any such event, the “Reorganization”). All references herein to the “Company” shall mean Wayfair LLC or Wayfair Inc., as the context may require. While the outstanding equity of Wayfair LLC is called “units,” this Lock-Up Agreement refers to such units as “Common Stock” for ease of reference relating to all outstanding securities of the Company both before and after the Offering.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period that commences on the date of this “Lock-Up Agreement” and will continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of any class of Common Stock of the Company, or any options or warrants to purchase any shares of any class of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares.

[In the event that any director, officer or holder of Common Stock (or any options or warrants to purchase any shares of any class of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock) who holds more than 1% of the outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding options or warrants to purchase any shares of any class of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock) other than the undersigned is permitted by Goldman, Sachs & Co. to sell or otherwise transfer or dispose of shares of any class of Common Stock (or any options to warrants to purchase any shares of any class of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock) for value, the same percentage of shares of Undersigned Shares shall be immediately and fully released on the same terms from any remaining lock-up restrictions set forth herein (the “Pro-rata Release”); provided that such Pro-rata Release shall not be applied in the event of any (a) permission granted to any individual party by Goldman, Sachs & Co. to sell or otherwise transfer or dispose of shares of any class of Common Stock (or any options to warrants to purchase any shares of any class of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of Common Stock) for value in an amount less than or equal to $500,000 in aggregate value in respect of such party or (b) underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of Common Stock during the Restricted Period (the “Underwritten Sale”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the Undersigned’s Shares or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of Common Stock, is offered the opportunity to participate on a basis consistent with such contractual rights in such Underwritten Sale.  In the event that any percentage of such Common Stock (or any options or warrants to purchase any shares of any class of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of any class of

Common Stock) permitted to be sold or otherwise transferred or disposed of for value are subject to any restrictions of the type set forth in clauses (A) through (F) of the following paragraph of this Lock-Up Agreement, the same provisos shall be applicable to the release of the same percentage of the Company’s Common Stock held by the undersigned.](1)

The foregoing restrictions shall not apply to (A) a transfer of the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) [subject to the proportional release provision above,] with the prior written consent of the Representative on behalf of the Underwriters, (iv) to limited partners, general partners, limited liability company members or stockholders of the undersigned, or, if the undersigned is a corporation, to any wholly-owned subsidiary of such corporation; (v) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned; (vi) to the Company by a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary in connection with the cessation of such employment or services; provided that in the case of (i), (ii), (iv) and (v) above, each donee, trustee of the trust, or transferee agrees to be bound in writing by the restrictions set forth herein, any such transfer shall not involve a disposition for value and any such transfer is not required to be or voluntarily reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act, during the Lock-Up Period; (B) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of any of the Undersigned’s Shares (a “Trading Plan”); provided that the establishment of such Trading Plan is not required to be or voluntarily publicly disclosed during the Lock-Up Period and such Trading Plan shall not provide for or permit any transfers, sales or other dispositions of any of the Undersigned’s Shares until after the Lock-Up Period; (C) a sale of the Undersigned’s Shares to the Underwriters in connection with the Offering; (D) a transfer the Undersigned’s Shares in connection with a sale of any of the Undersigned’s Shares acquired in open market transactions after the Offering; provided that such transfer is not required to be or voluntarily reported with the SEC on Form 3, 4 or 5 in accordance with Section 16 of the Exchange Act during the Lock-Up Period; (E) the exercise of any options outstanding as of the date hereof if the undersigned is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary and if such option was issued pursuant to the Company’s equity incentive plans and would otherwise expire by its terms during the Lock-Up Period in connection with the cessation of such employment or services; provided that any securities received upon such exercise will also be subject to this Lock-up Agreement; (F) the conversion of any convertible securities if the undersigned is a current or former employee, consultant, manager or other person who was employed by or performed services for the Company or any subsidiary, and the transfer of shares of Common Stock to the Company as a forfeiture to satisfy any income, employment or social

(1)  Paragraph only to be included for holders party to the Investors’ Rights Agreement or holders holding 1% or more.

tax withholding and remittance obligations of the undersigned or the employer of the undersigned in connection with the vesting of deferred units held by the undersigned and outstanding as of the date of the Prospectus; provided that any securities received upon such conversion will also be subject to this Lock-up Agreement; (G) any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a change of control of the Company; provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the restrictions contained in this Lock-Up Agreement; and (H) any transfer to the Company in connection with the Reorganization; provided that any securities received in exchange will be deemed Common Stock for purposes of this Lock-Up Agreement and subject to the restrictions contained herein. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned now has, and, except as contemplated by this Lock-Up Agreement, for the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with this Lock-Up Agreement.

This Lock-Up Agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) either, the Representative on behalf of the Underwriters, or the Company, advising the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Offering is withdrawn, and (iv) December 31, 2014, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

If an individual:	If an entity:

By:
Name of Member	Name of Member:
(as it appears in the Company’s membership list)	(as it appears in the Company’s membership list)
Title:
Entity Name: